UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2010 (November 3, 2010)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.02 Unregistered Sale of Equity Securities	3

Item 9.01 Exhibits	3

SIGNATURE	4

Item 3.02 – Sale of Unregistered Equity Securities

On November 3, 2010, CardioGenics Holdings Inc. (the “Company”) sold 3,861,150 shares of its common stock (the “Private Placement Shares”) to 13 investors (the “Investor(s)”) in exchange for $1,930,575, or $0.50 per share, pursuant to subscription agreements entered into between the Company and each Investor (the “Subscription Agreements”). The Private Placement Shares do not have any registration rights and are subject to the rights and restrictions of Rule 144. Further, no warrants were issued in connection with the private placement. All of the securities issuances referenced above were exempt from registration under Section 4 (2) of the Securities Act of 1933, as issuances not involving a public offering.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, the form of which is filed as Exhibits 10.1 and incorporated herein by reference. A press release regarding the private placement is also filed as Exhibit 99.1 hereto.

Item 9.01 Exhibits.

Index to Exhibits

10.1	Form of Subscription Agreements

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name: Yahia Gawad
Title: Chief Executive Officer

Dated: November 4, 2010